SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING AUGUST 31, 2000
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-B


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $148,153,304.82
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 16,213,560.34
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,119,135.58
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$  1,041,666.67
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1999-A Certificates................................... $ 16,291,029.25
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1999-A  Certificates..................................$ 148,153,304.82
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1999-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 80,000,000.00
                                                                  --------------

     10. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  5,041,778.65
                                                                  --------------

         (ii) Class B Certificateholders.........................$    332,415.80
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    515,891.67
                                                                  --------------

     11. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     12. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  5,041,778.65
                                                                  --------------

         (ii) Class B Certificateholders ........................$    332,415.80
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    515,891.67
                                                                  --------------

     13. To the knowledge of the undersigned, no Series
         1999-B Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of September, 2000.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANABANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanabani
                                      Title: Vice President